SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO. __)

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

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☐ Preliminary Proxy Statement
☐ Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to (ss.) 240.14a-11(c) or (ss.) 240.14a-12

Global Income Fund, Inc.
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(Name of Registrant as Specified In Its Charter)
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(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Notes:

Global Income Fund, Inc.

February 2, 2012

Re: your “Against” vote on the Business Proposal to convert to a self storage REIT

Dear Shareholder:

We enclose the Wall Street Journal article headlined “Storage REITs Enjoy a Boom” dated January 11, 2012. We distributed this article to you and your fellow shareholders two weeks ago; a number of shareholders subsequently switched their “Against” vote to “For”. Perhaps you would consider doing the same?  The Fund needs your “For” vote, and every vote counts.

IT'S EASY TO CHANGE YOUR VOTE TO “FOR”: if you would like to change your “Against” vote to a “For” vote, please call us toll-free at 1-800-821-8780 between 9:00 a.m. and 10:00 p.m. EST Monday through Friday.  At the time of the call please reference the TAG ID number listed below.

Thank you for your kind attention.

Sincerely,

Global Income Fund

TAGID: 0000123

11 Hanover Square, New York, NY 10005

Global Income Fund, Inc.

February 2, 2012

Re: your “Abstain” vote on the Business Proposal to convert to a self storage REIT

Dear Shareholder:

We enclose the Wall Street Journal article headlined “Storage REITs Enjoy a Boom” dated January 11, 2012. We distributed this article to you and your fellow shareholders two weeks ago; a number of shareholders subsequently switched their “Abstain” vote to “For”. Perhaps you would consider doing the same?  The Fund needs your “For” vote, and every vote counts.

IT'S EASY TO CHANGE YOUR VOTE TO “FOR”: if you would like to change your “Abstain” vote to a “For” vote, please call us toll-free at 1-800-821-8780 between 9:00 a.m. and 10:00 p.m. EST Monday through Friday.  At the time of the call please reference the TAG ID number listed below.

Thank you for your kind attention.

Sincerely,

Global Income Fund

TAGID: 0000123

11 Hanover Square, New York, NY 10005

Global Income Fund, Inc.

February 2, 2012

URGENT

Dear Shareholder:

Enclosed please find dated proxy materials for the special stockholders meeting to convert the Global Income Fund into a self storage REIT. Please vote now to help avoid the expense of further proxy solicitation.

We have included a copy of the Wall Street Journal article dated January 11, 2012 “Storage REITs Enjoy a Boom” as well as other information that you may find useful.

EASIEST, FASTEST WAY TO VOTE: please call us toll-free at 1-800-821-8780 between 9:00 a.m. and 10:00 p.m. EST Monday through Friday.  At the time of the call please reference the TAG ID number listed below.

Thank you for your kind consideration.  PLEASE VOTE TODAY.

Sincerely,

Global Income Fund

TAGID: 0000123

11 Hanover Square, New York, NY 10005